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                                                                   Exhibit 10.6

                                    LOAN AGREEMENT

     THIS LOAN AGREEMENT is entered into as of July 29, 1998 (this "LOAN AGREEMENT") between INTRAWARE, INC., a Delaware corporation (herein called "BORROWER"), and IMPERIAL BANK (herein called "BANK").

     1.   COMMITMENT.

          A. REVOLVING COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "REVOLVING LOAN") to Borrower, from time to time and in such amounts as Borrower shall request pursuant to this SECTION 1.A., up to an aggregate principal amount outstanding under the Revolving Loan Account (as hereinafter defined) not to exceed the lesser of: (a) eighty percent (80.0%) of Eligible Accounts (as the same may be adjusted from time to time as provided for under SECTION 9.B. hereof the "BORROWING BASE") or (b) $5,000,000.00 (the "REVOLVING COMMITMENT"). If at any time or for any reason, the outstanding principal amount of the Revolving Loan Account is greater than the least of: (x) the Borrowing Base or (y) the Revolving Commitment, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Revolving Loans shall expire on the Revolving Loan Maturity Date (as hereinafter defined), subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Provided that no Event of Default (as hereinafter defined) has occurred and is continuing, all or any portion of the Revolving Loans advanced by Bank which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof. Borrower promises to pay to Bank the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Revolving Loan Account on July 29, 1999 ("REVOLVING LOAN MATURITY DATE").

             (1) REVOLVING LOANS. The amount of each Revolving Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Revolving Commitment (herein called the "REVOLVING LOAN ACCOUNT") and Bank shall credit the Revolving Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Revolving Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with
SECTION 2 hereof, to be received no later than 3:00 p.m. Pacific time one (1) Banking Day (as hereinafter defined) before the day on which the Revolving Loan is to be made. Revolving Loans may only be used for working capital purposes.

             (2) INTEREST PAYMENTS ON REVOLVING LOANS. Borrower further promises to pay to Bank from the date of the advance of the initial Revolving Loan through the Revolving Loan Maturity Date, on or before the tenth (10th) day of each month, interest on the average daily unpaid balance of the Revolving Loan Account during the immediately preceding month at a rate of interest EQUAL TO one percent (1.0%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate (the "PRIME RATE"), which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Revolving Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

     2. LOAN REQUESTS. Requests for Revolving Loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in SECTION 1, which shall disclose that Borrower is entitled to the amount of Revolving Loan being requested. Bank is hereby authorized to charge Borrower's deposit account with Bank for all principal and interest due and owing Bank under this Loan Agreement and other fees agreed to by Borrower.


                                          1.
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     3.   DELIVERY OF PAYMENTS.  Payment to Bank of all amounts due hereunder shall be made at its Santa Clara Valley Regional office, or at such other place as may be designated in writing by Bank from time to time. If any payment date fall on a day that is not a day that Bank is open for the transaction of business ("BANKING DAY"), the payment due date shall be extended to the next Banking Day.

     4. LATE CHARGE. If any interest payment, principal payment or principal balance payment required hereunder is not received by Bank on or before ten (10) days from the date in which such payment becomes due, Borrower shall pay to Bank, a late charge EQUAL TO the lesser of (a) five percent (5.0%) of the amount of such unpaid payment, in addition to said unpaid payment or (b) the maximum amount permitted to be charged by applicable law, until remitted to Bank; PROVIDED; HOWEVER, nothing contained in this SECTION 4, shall be construed as any obligation on the part of Bank to accept payment of any past due payment or less than the total unpaid principal balance of the Loan Account following the Revolving Loan Maturity Date. All payments shall be applied first to any late charges due hereunder, next to accrued interest then payable and the remainder, if any, to reduce any unpaid principal due under the Loan Account.

     5. DEFAULT INTEREST. From and after the Revolving Loan Maturity Date or such earlier date as all sums owing under the Loan Account becomes due and payable by acceleration or otherwise, or upon the occurrence and during the continuance of an Event of Default, at the option of Bank all sums owing under the Loan Account shall bear interest until paid in full at a rate equal to the lesser of (a) five percent (5.0%) per annum in excess of the then applicable interest rate provided for in SECTION 1.A.(2) hereof or (b) the maximum amount permitted to be charged by applicable law, until all obligations hereunder are repaid in full or the Event of Default is waived or cured to the satisfaction of Bank, as applicable.

     6. DEFINITIONS. As used in this Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

     7.   REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to
Bank: (a) That Borrower is a corporation, duly organized and existing in the State of its incorporation and the execution, delivery and performance of each of the Loan Documents are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any material indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) Borrower is, and at the time the Collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, and at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein and to Permitted Liens; (c) Each Account is, and at the time the Account comes into existence will be, a true and correct statement of a BONA FIDE indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (d) That there are and will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts from time to time represented by Borrower to be Eligible Accounts, except as permitted in the definition thereof;
(e) Any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is and will be true and correct; (f) There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority; (g) (i) The consolidated balance sheets of Borrower dated as of February 28, 1998, and the related consolidated profit and loss statements for the fiscal year then ended, copies of which have heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with Borrower's request for credit are true and correct, and said balance sheet and profit and loss statement accurately present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with GAAP,
(ii) since such date, there have been no material adverse changes in the financial condition of Borrower, and


                                          2.
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(iii) Borrower has no knowledge of any liabilities, contingent or otherwise, which are not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a Material Adverse Effect upon its financial condition, operations or business as now conducted; (h) Borrower has no liability for any material delinquent local, state or federal taxes, and, if Borrower has contracted with any government agency, it has no liability for renegotiation of profits; and (i) Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents, patent rights and license rights of others (or could obtain such trademarks, trade names, copyrights, patents, patent rights and licenses without a material adverse effect on its business); and (j) Borrower and its Subsidiaries (as hereinafter defined) have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted.

     8. NEGATIVE COVENANTS. Borrower agrees that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, neither Borrower, nor any of its subsidiaries ("SUBSIDIARIES") will, without the prior written consent of Bank:

          A. Make any substantial change in the character of its business as now conducted which would have a material adverse effect on its business or its ability to perform hereunder;

          B. Create, incur, assume or permit to exist any Indebtedness other than loans from Bank except obligations now existing as shown in the financial statements referenced in SECTION 7.(g)(i), excluding those being refinanced by Bank, Subordinated Debt and Permitted Indebtedness; or sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or to become due;

          C. Create, incur, assume or permit to exist any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and liens in favor of Bank, or execute any financing statements covering any asset in favor of any person other than Bank;

          D. Sell or dispose of any of the Collateral other than to Bank (other than the disposing of such Collateral in the ordinary and normal course of its business as now conducted or other assets which are obsolete or otherwise considered surplus);

          E. Make any loans or advances to any Person or other entity other than in the ordinary and normal course of its business as now conducted (provided that such loans or advances are not made to any Person or entity which is controlled by or under common control with Borrower in an amount in excess of $300,000) or make any investment in the securities of any Person or other entity other than the United States Government;

          F. (1) Purchase or otherwise acquire all or substantially all of the assets or business of any Person or other entity; or (2) liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; and

          G. Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock other than in dividends or distributions payable in Borrower's or any such Subsidiary's capital stock other than (i) repurchases of equity securities owned by any employee, consultant, officer or director upon termination of their relationship with the


                                          3.
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Borrower, (ii) repurchase of equity securities with the proceeds of the sale of other equity securities or Subordinated Debt; (iii) dividends by any Subsidiary to Borrower; and (iv) dividends, repurchases or other distributions, which after giving effect to such dividend, repurchase or other distribution, would not have a material adverse effect on Borrower or its ability to perform hereunder or leave Borrower with cash and cash equivalents less than the aggregate commitment of the Bank under this Loan Agreement.

     9. AFFIRMATIVE COVENANTS. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, it will:

          A. Furnish Bank from time to time such information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein.

          B. Notwithstanding any provision of this Agreement to the contrary, Borrower shall not be required to disclose, permit the inspection, examination, copying or making extracts of, or discuss, any document, information or other matter that is prohibited by an intellectual property development agreement ("Intellectual Property Development Agreement") with a third party binding on the Borrower, provided the agreement was not entered into by the Borrower for the primary purpose of concealing information from the Bank, and further provided the agreement was executed prior to the date hereof and Borrower uses its best efforts to obtain the third party's consent to disclose such information to Bank. Notwithstanding anything to the contrary, Intellectual Property Development Agreements shall not include any license agreements in which the Borrower is the licensee or the licensor.

          C. Permit representatives of Bank to conduct an audit of Borrower's books and records relating to the Collateral and make extracts therefrom, with results satisfactory to Bank, PROVIDED that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense (not to exceed $2,500 per audit); PROVIDED FURTHER that, prior to an Event of Default, Borrower shall not be responsible for the expense of more than one (1) such audit, in any fiscal year. Borrower hereby acknowledges and agrees that upon completion of any such audit, Bank shall have the right to adjust the Borrowing Base percentage, in its sole and reasonable discretion, based on its review of the results of such Collateral audit;

          D. Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other Persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto;

          E. Reimburse Bank upon demand for any and all documented legal costs, including reasonable attorneys' fees, and other expenses incurred in collecting any sums payable by Borrower under the Loan Account or any other obligation secured hereby, enforcing any term or provision of this Loan Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto;

          F. Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept;

          G. Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage as set forth in the General Security Agreement;


                                          4.
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          H.   In the event the unpaid balance of the Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under
SECTION 1 hereof, as applicable, Borrower shall within three (3) business days pay to Bank for credit to the Loan Account the amount of such excess;

          I. Maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the state of its incorporation and any other state(s) in which Borrower conducts its business, except with respect to such other state(s), where the failure to do so would not have a Material Adverse Effect;

          J. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to Bank, and certificates naming Bank as a loss payee;

          K. Pay and discharge, before the same becomes delinquent and penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as: (1) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect or the loss of any right of redemption from any sale thereunder; and (2) it shall have set aside on its books reserves (segregated to the extent required by GAAP);

          L. Maintain a standard and modern system of accounting in accordance with GAAP on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times; provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business;

          M. Maintain its properties, equipment and facilities in good order and repair;

          N. Maintain its primary banking and operating accounts with Bank or Imperial Securities Corporation; and

          O. Prior to allowing any of Borrower's raw materials, work in process, finished goods inventory and property, plant and equipment to be transported to or be held at any contract manufacturer, warehouse or other location (other than with BONA FIDE distributors and retail accounts), Borrower shall provide notice to Bank and Borrower shall have complied with such filing and notice requirements as shall, in Bank's opinion, assure Borrower's and Bank's priority in such property over creditors of such contract manufacturer, warehouseman or operator of such other location, including, without limitation, making filings under California Commercial Code Section 2326, providing notice under California Commercial Code Section 9114 and making filings and publications as required under California Civil Code Section 3440.1 and Section 3440.5 All such filings, notices and publications shall be in form and substance satisfactory to Bank.

          P. Borrower shall perform all acts reasonably necessary to ensure that Borrower, its Subsidiaries and any business in which Borrower holds a substantial interest becomes Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with an itemized budget, for the remediation, monitoring and testing of such systems. If requested by Bank, Borrower shall immediately deliver a statement to Bank summarizing the Year 2000 exposure, program or progress of Borrower and its Subsidiaries or other evidence of Borrower's compliance with the terms of this Section, certified by an officer of Borrower.


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     10.  FINANCIAL COVENANTS AND INFORMATION.  All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with GAAP as used in the United States of America applied on a basis consistent with previous years. Compliance with the financial covenants shall be calculated and monitored on a monthly basis, except as shall be expressly stated to the contrary. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or any commitment is outstanding hereunder, it will, on a consolidated basis:

          A. At all times, maintain a Minimum Tangible Net Worth of not less than $5,000,000. As used herein, "TANGIBLE NET WORTH" shall mean all assets, EXCLUDING any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, LESS all liabilities, PLUS Subordinated Debt;

          B. At all times maintain a Minimum Adjusted Quick Ratio of not less than 1.25:1.00. As used herein "ADJUSTED QUICK RATIO" means ALL unrestricted cash and cash equivalents PLUS Accounts DIVIDED BY current liabilities LESS deferred maintenance contract revenue;

          C. Measured on a quarterly basis on the last day of each fiscal quarter, have Maximum Quarterly Losses not in excess of (1) $2,500,000 through the fiscal quarter ending February 28, 1999 and (2) $1,500,000 for each fiscal quarter thereafter;

          D. As soon as it is available, but not later than thirty (30) days after and as of the end of each month, deliver to Bank an internally-prepared financial statement consisting of a balance sheet and profit and loss statement, prepared in accordance with GAAP, and a Compliance Certificate in the form of EXHIBIT B attached hereto and incorporated herein by this reference, certified by an officer of Borrower;

          E. As soon as it is available, but not later than ninety (90) days after the end of Borrower's fiscal year, deliver to Bank unqualified copies of Borrower's consolidated financial statements together with changes in financial position audited by an independent certified public accountant selected by Borrower but reasonably acceptable to Bank;

          F. So long as any Revolving Loans remain outstanding and unpaid under the Revolving Loan Account, as soon as it is available, but not later than twenty (20) days after and as of the end of each month, deliver to Bank, in such form and detail as Bank may reasonably require, statements showing aging of the Accounts and Borrower's accounts payable, together with a Borrowing Base Certificate in the form of EXHIBIT C attached hereto and incorporated herein by this reference, certified by an officer of Borrower. Notwithstanding the foregoing, if Borrower has not provided to Bank the statements described immediately above for the most recent month then ended, as a condition to any request for a Revolving Loan, Borrower shall have delivered to Bank said statements as well as a Borrowing Base Certificate covering the most recent month then ended at least twenty (20) days prior to the date of Borrower's request for an advance for said Revolving Loan;

          G. Upon the reasonable request of Bank, deliver to Bank current budgets, sales projections, operating plans and other financial exhibits and information in form and substance reasonably satisfactory to Bank; and

          H. Upon any officer becoming aware, deliver immediately to Bank written notice of any pending or threatened litigation reasonably likely to result in, damages against Borrower in an amount in excess of $50,000.00.

     11. LOAN FEE. Borrower has paid, and Bank hereby acknowledges receipt of, in respect of the Revolving Commitment, a loan fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500.00).


                                          6.
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     12.  DEFAULT AND REMEDIES.  The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT": (a) Default be made in the payment of any obligation by Borrower under any Loan Document and such failure shall continue for three (3) days; (b) Except for any failure to pay as described in clause (a) above, breach be made in any warranty, statement, promise, term or condition, contained herein or in any other Loan Document and the same shall not have been cured to the satisfaction of Bank within fifteen
(15) days after Borrower shall have become aware thereof, whether by written notice from Bank, or otherwise, (except that no cure period shall exist for breaches in respect of Borrower's obligations under SECTION 8, SUBSECTIONS 9.B., 9.F., 9.G., 9.I. and 9.O., SUBSECTIONS 10.A., 10.B., 10.C., 10.D., 10.E. and
10.F. of this Loan Agreement, and SECTIONS 1 and 2 of the General Security Agreement); (c) Any statement, warranty or representation made by Borrower at any time proves false; (d) Borrower defaults in the repayment of any principal of or the payment of any interest on any indebtedness exceeding in the aggregate principal amount $50,000.00 or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such indebtedness pursuant to which amounts outstanding in the aggregate exceed $50,000.00 and such failure continues beyond any applicable grace period if the effect of such breach is to permit the acceleration of such indebtedness, provided the note holder or obligee has not waived the default, and such failure shall not have been cured to Bank's satisfaction within fifteen (15) calendar days after Borrower shall become aware thereof, whether by written notice from Bank or otherwise, or there has in fact been an acceleration of such indebtedness; (e) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (f) Any proceeding be commenced by Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute or, any such a proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (PROVIDED THAT no Loans will be made prior to the dismissal of such proceeding); (g) Any money judgment, writ of attachment, garnishment, execution or other legal process be entered against Borrower or issued against any material property of Borrower which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than fifteen (15) days (whether or not consecutive) or in any event later than five (5) days prior to the date of any proposed sale thereunder, or if any assessment for taxes against Borrower other than against any of its real property, is made by the Federal or State government or any department thereof; or (h) Any change in Borrower's financial condition, prospects or operations which has a Material Adverse Effect. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (i) Terminate its obligation to make loans to Borrower as provided in SECTION 1 hereof; (ii) Declare all sums secured hereby immediately due and payable; (iii) Immediately take possession of the Collateral wherever it may be found, using all legally permissible means to do so, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (iv) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (v) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (vi) Retain the Collateral in full satisfaction of the obligations secured thereby to the extent permitted under the Uniform Commercial Code; or (vii) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy that it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of the Collateral to pay all obligations secured by this Loan Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

     13. RECORDS RETENTION. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four (4) months from the time such items are delivered to Bank.


                                          7.

     14. ATTORNEYS' FEES. Borrower agrees to reimburse Bank for its reasonable attorneys' fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents.

     15.  GOVERNING LAW; JUDICIAL REFERENCE.

          A. GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

          B.   JUDICIAL REFERENCE.

               (1) Other than (a) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (b) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Loan Agreement or the other Loan Documents, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Loan Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Loan Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property, if any, is located or Santa Clara County, if none (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his/her representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (x) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (y) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgement shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Loan Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

               (2) Except as expressly set forth in this Loan Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing


                                          8.

conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

               (3) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding that shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

               (4) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     16.  MISCELLANEOUS PROVISIONS.

          A. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

          B. No failure or delay on the part of Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

          C. All rights and remedies existing under this Loan Agreement or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          D. All headings and captions in this Loan Agreement and any related documents are for convenience only and shall not have any substantive effect.


                                          9.

          E. This Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.

BANK:                                        BORROWER:

IMPERIAL BANK                                INTRAWARE, INC.,
                                             a Delaware corporation

By:   /s/ Sunita Patel                       By:   /s/ Donald M. Freed
   --------------------------------             --------------------------------
     Sunita R. Patel                              Donald Freed
     Assistant Vice President                     Executive Vice President and
                                                  Chief Financial Officer

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A:  Definitions
  SCHEDULE 1 TO EXHIBIT A:  List of Specific Permitted Indebtedness
  SCHEDULE 2 TO EXHIBIT A:  List of Specific Permitted Liens

EXHIBIT B:  Compliance Certificate

EXHIBIT C:  Borrowing Base Certificate



                                         10.

                                      EXHIBIT A

                                     DEFINITIONS

     "ACCOUNTS" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

     "CAPITAL LEASE" means, as to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, classified and accounted for as a "CAPITAL LEASE" on the balance sheet of such Person prepared in accordance with GAAP.

     "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "COLLATERAL" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest hereunder (including, without limitation, the Accounts), or pursuant to the terms of the General Security Agreement, the IP Security Agreement or otherwise.

     "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or to maintain the solvency of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "ELIGIBLE ACCOUNTS" means such of Borrower's Accounts as Bank in its reasonable discretion shall determine are eligible from time to time; PROVIDED, HOWEVER, that in no event shall Eligible Accounts include the following unless otherwise agreed to in writing by Bank:

          (1) all Accounts under which payment is not received within 90 days from the applicable invoice date;


                                      Exhibit A

          (2) all Accounts against which the account debtor or any other Person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Accounts;

          (3) any Accounts if the account debtor or any other Person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower;

          (4) Accounts with respect to which the account debtor is an officer, director, shareholder, employee or Subsidiary;

          (5) Accounts due from an account debtor if more than fifty percent (50%) of the aggregate amount of Accounts of such account debtor have at that time remained unpaid for more than ninety (90) days from the applicable invoice date;

          (6)  Accounts with respect to international transactions unless either
     (a) such Accounts are insured or covered by a letter of credit in a manner and form acceptable to the Bank or (b) Bank shall have otherwise permitted in writing in its sole and absolute direction;

          (7)  salesperson's accounts for promotional purposes;

          (8) the amount by which the aggregate of all Accounts of an account debtor exceeds twenty-five percent (25.0%) of the total accounts receivable balance;

          (9) Accounts where the account debtor is a seller to borrower, to the extent that a potential offset exists; and

          (10) Accounts where the account debtor is a federal governmental entity, federal agency or instrumentality thereof.

     "EVENT OF DEFAULT" has the meaning set forth in SECTION 12.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "GENERAL SECURITY AGREEMENT" means that certain General Security Agreement dated of even date herewith, made by Borrower in favor of Bank.

     "INDEBTEDNESS" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, all of such indebtedness outstanding under this Loan Agreement and any of the other Loan Documents, (b) all Capital Lease Obligations of such Person, (c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than (i) trade or other accounts payable in the ordinary course of business in accordance with customary industry terms and
(ii) deferred franchise fees), (e) all Contingent Obligations, (f) any obligation of such Person of the nature described in clauses (a), (b), (c), (d) or (e) above, that is secured by a Lien


                                      Exhibit A
on assets of such Person and which is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (g) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made, and (i) any lease having the effect of indebtedness, whether or not the same shall be treated as such on the balance sheet of Borrower under GAAP.

     "IP SECURITY AGREEMENT" means that certain Collateral Assignment as Collateral, Patent Mortgage and Security Agreement dated of even date herewith, made by Borrower in favor of Bank.

     "LIEN" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

     "LOAN ACCOUNT" means the Revolving Loan Account.

     "LOAN DOCUMENTS" means this Loan Agreement, the General Security Agreement, the IP Security Agreement and that certain Agreement to Provide Insurance (Real or Personal Property) dated of even date herewith, each as executed by Borrower in favor of Bank, together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented or restated.

     "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any material provision of any Loan Document,
(b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower,
(c) materially impairs or could reasonably be expected to materially impair the ability of Borrower, to perform its material Obligations, (d) materially impairs or could reasonably be expected to materially impair the value or priority of Bank's security interest in any Collateral or (e) materially impairs or could reasonably be expected to materially impair the ability of Bank to enforce any of its legal remedies pursuant to the Loan Documents.

     "PERMITTED INDEBTEDNESS" means the following:

          (1) indebtedness of Borrower or Indebtedness and Contingent Obligations of its Subsidiaries in favor of Bank arising under this Loan Agreement and the other Loan Documents;

          (2) the existing Indebtedness and Contingent Obligations disclosed on SCHEDULE 1 attached hereto and incorporated herein by this reference; PROVIDED that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or any of its Subsidiaries;

          (3)   the Subordinated Debt;

          (4) extensions, renewals or refinancings of Indebtedness permitted under this Loan Agreement, other than clause (3) immediately above;

          (5)   accrued dividends on the preferred stock of Borrower;

          (6)   interest rate and currency hedging agreements;


                                      Exhibit A

          (7) guaranties of any Subsidiary's suppliers in connection with the purchase of supplies in the ordinary course of business;

          (8) guaranties of lease obligations incurred in the ordinary course of business and to the extent otherwise permitted hereunder;

          (9)   Contingent Obligations constituting Permitted Liens; and

          (10) the indebtedness referred to in clause (3)(a) of the definition of Permitted Liens.

     "PERMITTED LIENS" means the following:

          (1) liens and security interests existing as of this date and disclosed in SCHEDULE 2 attached hereto and incorporated herein by this reference;

          (2) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

          (3) liens and security interests (a) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and in an amount not greater than the purchase price thereof or (b) existing on such equipment at the time of its acquisition, PROVIDED that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

          (4) liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;

          (5) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, PROVIDED that the payment thereof is not yet required;

          (6) liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

          (7) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

          (8) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business;

          (9) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (10) liens that are not prior to Bank's security interest which constitute rights of set-off of a customary nature;


                                      Exhibit A

          (11) any interest or title of a lessor in equipment subject to any Capitalized Lease otherwise permitted hereunder; and

          (12) any liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder.

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

     "SUBORDINATED DEBT" means indebtedness of Borrower, the repayment of principal of which is fully subordinated in time and right of payment to the Loans, and has been approved in Bank's sole and absolute discretion and in writing.

     "YEAR 2000 COMPLIANT" means, in regard to Borrower or any Person, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of Borrower or such Person, will properly perform date sensitive functions before, during and after the year 2000.

     "YEAR 2000 PROBLEM" means the risk that any computer applications used by Borrower and its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.





                                      Exhibit A

                               SCHEDULE 1 TO EXHIBIT A

                           SPECIFIC PERMITTED INDEBTEDNESS











                               Schedule 1 to Exhibit A
                                     Page 1 of 1

                               SCHEDULE 2 TO EXHIBIT A

                               SPECIFIC PERMITTED LIENS
















                               Schedule 2 to Exhibit A
                                     Page 1 of 1

                                      EXHIBIT B

                                COMPLIANCE CERTIFICATE

The consolidated financial statements dated as of __________________________ of INTRAWARE, INC., a Delaware corporation ("BORROWER") attached hereto and submitted to IMPERIAL BANK ("BANK") pursuant to that certain Loan Agreement dated as of July 29, 1998, entered into between Borrower and Bank (the "LOAN AGREEMENT"), are in compliance with all financial covenants (unless otherwise noted below) as specified in SECTION 10 therein, as follows:

--------------------------------------------------------------------------------
COVENANT:                                                    ACTUAL:
A.   MINIMUM TANGIBLE NET WORTH OF:

     $5,000,000

--------------------------------------------------------------------------------
B.   MINIMUM QUICK RATIO:

     1.25:.00

--------------------------------------------------------------------------------
C.   MAXIMUM QUARTERLY LOSSES NOT IN EXCESS OF:

     $2,500,000 (through the FQ ending 2/28/99)

     $1,500,000 (each FQ thereafter)
--------------------------------------------------------------------------------

Exceptions: (if none, so state):

--------------------------------------------------------------------------------


The undersigned authorized officer of Borrower hereby certifies that Borrower is in complete compliance with the terms and conditions of the Loan Agreement for the period ending _____________________, ____, and as of the date of this Compliance Certificate the representations and warranties stated therein are true, accurate and complete as of the date hereof (except as to those representations and warranties which specifically reference a particular date and except as noted above).

The undersigned further certifies that s/he knows of no pending conditions which may cause an Event of Default (as defined in the Loan Agreement) to exist in the next thirty (30) days. The required support documents for this certification are attached and prepared in accordance with GAAP consistently applied.

Date:                                   INTRAWARE INC.,
     -------------------------          a Delaware corporation

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




                                      Exhibit B
                                     Page 1 of 1

                                      EXHIBIT C

                              BORROWING BASE CERTIFICATE





                        (To be provided and attached by Bank)







                                      Exhibit C

                             GENERAL SECURITY AGREEMENT

     THIS GENERAL SECURITY AGREEMENT is executed on July 29, 1998 (this "SECURITY AGREEMENT"), by INTRAWARE, INC., a Delaware corporation (hereinafter called "GRANTOR"). In consideration of financial accommodations given, to be given or continued, Grantor hereby grants to IMPERIAL BANK (hereinafter called "BANK") a security interest in (a) all property (i) delivered to Bank by Grantor, (ii) which shall be in Bank's possession or control in any matter or for any purpose, (iii) described below or (iv) now owned or hereafter acquired by Grantor of the type or class described below and/or in any exhibit or supplementary schedule hereto, or in any financing statement filed by Bank and executed by or on behalf of Grantor; and (b) the proceeds, increase and products of such property, all accessions thereto, and all property which Grantor may receive on account of such collateral (collectively referred to as "COLLATERAL") to secure payment and performance of all of Grantor's present or future debts or obligations to Bank, whether absolute or contingent (hereafter referred to as "DEBT"). See EXHIBIT A attached hereto and incorporated herein by this reference for a description of the Collateral (it being understood that, notwithstanding the foregoing, the Collateral shall not include (a) any equipment leased or financed from third parties to the extent the contracts evidencing such lease or financing prohibit the granting by Grantor of any security interest therein (together with accessions, attachments, improvements, replacements and proceeds thereof), and (b) any rights of Grantor under any license or contract if, and to the extent, the granting of a security interest therein in favor of Bank would violate the terms of such license or contract only to the extent and for so long as such prohibition is in effect.) The Collateral which is not in Bank's possession will be located at the locations set forth on EXHIBIT B attached hereto and incorporated herein by this reference. Unless otherwise defined herein, initially capitalized terms used herein shall have the meanings given them (A) in the California Uniform Commercial Code, (B) as defined in that certain Loan Agreement dated as of the date hereof entered into by and among Grantor and Bank (as the same may be modified, amended, supplemented, restated or superceded from time to time, the "LOAN AGREEMENT") or (C) as defined in EXHIBIT A attached hereto.

     Grantor hereby represents, warrants and agrees:

     1. Grantor will immediately pay (a) Bank's costs of collecting the Debt, of protecting, insuring or realizing on Collateral, and any expenditure of Bank pursuant hereto, including attorneys' fees and expenses, with interest at the rate of twenty-four percent (24%) per year, or the rate applicable to the Debt, whichever is less, from the date of expenditure, and (b) any deficiency after realization of Collateral.

     2. Grantor will use the proceeds of any loan that becomes Debt hereunder for the purpose indicated on the application therefor, and, will promptly contract to purchase and pay the purchase price of any property which becomes Collateral hereunder from the proceeds of any loan made for that purpose in the event Bank and Grantor agree to a separate equipment line of credit.

     3. As to all Collateral in Grantor's possession or the possession of its contract manufacturers (unless specifically otherwise agreed to by Bank in writing), Grantor will:

          (a) Have or has possession of the Collateral at the location disclosed to Bank and will not remove the Collateral from said location, except in the ordinary course of Borrower's business, provided Grantor shall give Bank prompt written notice thereof and take any actions reasonably requested by Bank to perfect its security interest.

          (b)  Keep the Collateral separate and identifiable.


                                          1.

          (c) Maintain the Collateral in good and saleable condition, repair it if necessary, ordinary wear and tear excepted, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral at any reasonable time in accordance with the terms of the Loan Agreement.

          (d) Not sell, contract to sell, lease, encumber or transfer the Collateral (other than the disposition of such inventory Collateral in the ordinary course of Borrower's business and other assets which are obsolete or otherwise considered surplus) until the Debt has been paid or performed in full, even though Bank has a security interest in the proceeds of such Collateral.

     4.   As to Collateral which is inventory and accounts, Grantor:

          (a) May, until notice from Bank after the occurrence and during the continuance of an Event of Default, sell, lease or otherwise dispose of inventory Collateral in the ordinary course of business only, and collect the cash proceeds thereof.

          (b) Will, upon notice from Bank after the occurrence and during the continuance of an Event of Default, deposit all cash proceeds as received in a demand deposit account with Bank, containing only such proceeds and deliver statements identifying units of inventory disposed of, accounts which gave rise to proceeds, and all acquisitions and returns of inventory as required by Bank.

          (c) Will receive in trust after the occurrence and during the continuance of an Event of Default, schedule on forms satisfactory to Bank and, upon notice from Bank, deliver to Bank all non-cash proceeds other than inventory received in trade.

          (d) So long as there does not exist an Event of Default, may obtain release of Bank's interest in individual units of inventory upon request therefore, payment to Bank of the release price of such units shown on any Collateral schedule supplementary hereto, and compliance herewith as to proceeds thereof.

     5. As to Collateral which are Accounts, Chattel Paper, General Intangibles and Proceeds described in SECTION 4(c) above, Grantor warrants, represents and agrees:

          (a) All such Collateral is genuine, enforceable in accordance with its terms and conditions precedent (except as disclosed to and accepted by Bank in writing), and is supported by consecutively numbered invoices to, or rights against, the debtors thereon. Grantor will supply Bank with duplicate invoices or other evidence of Grantor's rights on Bank's request.

          (b) All persons appearing to be obligated on such Collateral have authority and capacity to contract.

          (c) To the best of Grantor's knowledge (without independent investigation), all Chattel Paper is in compliance with applicable law as to form, content and manner of preparation and execution and has been properly registered, recorded, and/or filed to protect Grantor's interest thereunder.

          (d) If an account debtor shall also be indebted to Grantor on another obligation, any payment made by such account debtor not specifically designated by an account debtor to be applied on any particular obligation shall be considered to be a payment on the account in which Bank has a security interest. Should any remittance include a payment not on an account, it shall be delivered to Bank and, if no Event of Default has occurred, Bank shall pay Grantor the amount of such payment.


                                          2.

          (e) Grantor agrees that following the occurrence and during the continuance of an Event of Default, Grantor shall not compromise, settle or adjust any Account or renew or extend the time of payment thereof without Bank's prior written consent.

          (f) Until Bank exercises its rights to collect the Accounts pursuant to SECTION 11 hereof, Grantor will collect with diligence all Grantor's Accounts. Any collection of Accounts by Grantor, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, provided that Grantor shall not be required to remit the same to Bank unless Bank believes, in its sole discretion, such remittance is necessary to protect Bank's security interest or an Event of Default has occurred. If an Event of Default has occurred and is continuing, Grantor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of the applicable Loan Account or to any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Grantor's deposit account with Bank. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

          (g) Until Bank exercises its rights to collect the Accounts pursuant to SECTION 11 hereof, Grantor may continue its present policies with respect to returned merchandise and adjustments. However, Grantor shall immediately notify Bank of all cases involving repossessions, and material loss or damage of or to merchandise represented by the Accounts.

     6. Grantor owns all of the Collateral absolutely and no other person has or claims any interest in any of the Collateral, except for Permitted Liens and as disclosed to and accepted by Bank in writing. Grantor will defend any proceeding which may affect Bank's security interest in any of the Collateral, and will indemnify and hold Bank free and harmless from all costs and expenses of Bank's defense.

     7. Grantor will pay when due all existing or future charges, liens or encumbrances on and all taxes and assessments (except for taxes not yet due and payable or which are contested in good faith and for which Grantor has set aside adequate reserves) now or hereafter imposed on or affecting the Collateral and, if the Collateral is in Grantor's possession, the realty on which the Collateral is located.

     8. Grantor will insure the Collateral with Bank as loss payee in form and amounts with companies, and against risks and liability satisfactory to Bank (to the extent customarily maintained by businesses similar to Borrower's), and hereby assigns such policies to Bank, agrees to deliver them to Bank at Banks request, and authorizes Bank to make any claim thereunder, to cancel the insurance upon Grantor's default, and to receive payment of and endorse any instrument in payment of any loss or return premium. If Grantor should fail to deliver the required insurance policy or policies to Bank, Bank may, at Grantor's cost and expense, without any duty to do so, get and pay for insurance naming as the insured, at Bank's option, either both Grantor and Bank, or only Bank, and the cost thereof shall be secured by this Security Agreement, and shall be repayable as provided in SECTION 1 above.

     9. Grantor will give Bank any information it reasonably requires in accordance with the terms of the Loan Documents. All information at any time supplied to Bank by Grantor (including, but not limited to, the value and condition of Collateral, financial statements, financing statements, and statements made in documentary Collateral) shall be true and correct in all material respects, and Grantor will notify Bank of any adverse change in such information. Grantor will promptly notify Bank of any change of Grantor's residence, chief executive office or mailing address.


                                          3.

     10. At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its best efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Bank in any Contract or License held by Grantor or in which Grantor has any rights not heretofore assigned, (b) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Bank in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect Bank's interest in the Collateral, (d) in the event Bank, in its reasonable discretion, is concerned about its security interest, transferring Collateral to Bank's possession (if a security interest in such Collateral can be perfected by possession),
(e) placing the interest of Bank as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by Grantor or in or with respect to which Grantor holds a beneficial interest and (f) using reasonable efforts to obtain waivers of liens from landlords and mortgagees. Grantor also hereby authorizes Bank to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Bank and delivered to Bank promptly upon Grantor's receipt thereof.

     11. Upon the occurrence and during the continuation of an Event of Default, Bank may, without prior notice to Grantor, collect the Collateral and may give notice of assignment of Accounts to any and all account debtors and Grantor does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney-in-fact with power to do any act which Grantor is obligated hereby to do, to exercise such rights as Grantor may exercise, to use such equipment as Grantor might use, to enter Grantor's premises to give notice of Bank's security interest, and to collect Collateral and proceeds and to execute and file in Grantor's name any financing statements and amendments thereto required to perfect Bank's security interest hereunder, all to protect and preserve the Collateral and Bank's rights hereunder. Without limiting the generality of the foregoing, upon and during the continuance of an Event of Default, Bank may:

          (a) Endorse the name of Grantor, collect and receive delivery or payment of Instruments and Documents constituting Collateral.

          (b) Demand, sue for, give acquittances for, make extension agreements with respect to or affecting Collateral, exchange it for other Collateral, release persons liable thereon or take security for the payment thereof, and compromise, prosecute or defend any action, claim, proceeding or other disputes in connection therewith.

          (c) Use or operate Collateral for the purpose of preserving Collateral or its value and for preserving or liquidating Collateral.

     12. Discharge of Grantor except for full payment, or any extension, forbearance, change of rate of interest, or acceptance, release or substitution of Collateral or any impairment or suspension of Bank's rights against Grantor, or any transfer of Grantor's interest to another shall not affect the liability of Grantor hereunder. Until the Debt shall have been paid or performed in full, Bank's rights shall continue even if the Debt is deemed unenforceable. Grantor hereby waives: (a) any right to require Bank to proceed against Grantor before any other, or to pursue any other remedy; (b) presentment, protest and notice of protest, demand and notice of nonpayment, demand or performance, notice of sale, and advertisement of sale; (c) any right to the benefit of or to direct the application of any Collateral until the Debt shall have been paid or performed in full; and (d) any right of subrogation to Bank until the Debt shall have been paid or performed in full.


                                          4.

     13. Upon and during the continuance of an Event of Default, at Bank's option, without demand or notice, all or any part of the Debt shall immediately become due and payable. Bank shall have all rights given by law, and may sell, in one or more sales, Collateral in any county where Bank has an office. Bank may purchase at such sale. Sales for cash or on credit to a wholesaler, retailer or user of the Collateral, or at public or private auction, are all to be considered commercially reasonable. Bank may require Grantor to assemble the Collateral and make it available to Bank at the entrance to the location where the Collateral is stored, or at a place designated by Bank.

     14. Bank's acceptance of partial or delinquent payments or the failure of Bank to exercise any right or remedy shall not waive any obligation of Grantor or right of Bank to modify this Security Agreement, or waive any other similar default.

     15. Upon the transfer of all or any part of the Debt, Bank may transfer all or any part of the Collateral. Bank may deliver all or any part of the Collateral to any Grantor at any time. Any such transfer or delivery shall discharge Bank from all liability and responsibility with respect to such Collateral transferred or delivered. This Security Agreement benefits Bank's successors and assigns and binds Grantor's heirs, legatees, personal representatives, successors and assigns. Time is of the essence. This Security Agreement, the other Loan Documents and the exhibit(s) attached hereto contain the entire security agreement between Bank and Grantor. Grantor will execute any additional agreements, assignments or documents reasonably required by Bank to carry this Security Agreement into effect.

     16. If one or more Grantors sign this Security Agreement, their liability hereunder shall be joint and several. Any Grantor who is married hereby agrees that recourse may be had against his or her separate property for the Debt.

     17. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California, to the jurisdiction of whose courts Grantor hereby agrees to submit. Grantor agrees that service of process may be accomplished by any means authorized by California law. All words used herein in the singular shall be considered to have been used in the plural where the context and construction so require.

     18. Grantor hereby acknowledges receiving a copy of this Security Agreement and waives all rights to receive from Bank a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Security Agreement.

                                        GRANTOR

                                        INTRAWARE, INC.,
                                        a Delaware corporation

                                        By:  /s/ Donald Freed
                                           -----------------------------------
                                             Donald Freed
                                             Executive Vice President and
                                             Chief Financial Officer


                                          5.

                                     EXHIBIT A

                             DESCRIPTION OF COLLATERAL

     A. COLLATERAL. This Exhibit A covers all right, title and interest of Grantor in, to and under all of the following, wherever located and whether now owned or hereafter owned or acquired (collectively, the "Collateral"):

          (a)  All Accounts of Grantor;

          (b)  All Chattel Paper of Grantor;

          (c)  All Contracts of Grantor;

          (d)  All Deposit Accounts of Grantor;

          (e)  All Documents of Grantor;

          (f)  All Equipment of Grantor;

          (g)  All Fixtures of Grantor;

          (h)  All General Intangibles of Grantor;

          (i)  All Instruments of Grantor;

          (j)  All Inventory of Grantor;

          (k)  All Investment Property of Grantor;

          (l)  All Licenses of Grantor;

          (m) All property of Grantor held by Bank or any other party for whom Bank is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Bank or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

          (n) All other goods and personal property of Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Grantor and wherever located; and

          (o) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing (it being understood that, notwithstanding the foregoing, the Collateral shall not include (a) any equipment leased from or financed by third parties to the extent the contracts evidencing such lease or financing prohibit the granting by Grantor of any security interest therein (together with accessions,


                                     Exhibit A
attachments, improvements, replacements and proceeds thereof), and (b) any rights of Grantor under any license or contract if, and to the extent, the granting of a security interest therein in favor of Bank would violate the terms of such license or contract only to the extent and for so long as such prohibition is in effect.)

     B. DEFINED TERMS. Unless otherwise defined herein, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

     "ACCOUNTS" means any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Grantor or from any other transaction, whether or not the same involves the sale of goods or services by Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person or entity with respect to any of the foregoing.

     "CHATTEL PAPER" means any "chattel paper," as such term is defined in
Section 9105(1)(b) of the UCC, now owned or hereafter acquired by Grantor.

    "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     "COPYRIGHT LICENSE" means all of the following now owned or hereafter acquired by Grantor: any agreement granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

     "COPYRIGHTS" means all of the following in which Grantor now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any state thereof or of any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or political subdivision thereof;
(iii) any continuations, renewals or extensions thereof; (iv) any registrations to be issued in any pending applications; (v) prior versions of works covered by copyright and all works based upon, derived from, or incorporating such works;
(vi) income, royalties, damages, claims, and payments now and hereafter due and payable with respect to copyrights including, without limitation, damages and payments for past, present, or


                                      Exhibit A
future infringement; (vii) rights to sue for past, present and future infringements of copyright; and (viii) any other rights corresponding to any of the foregoing rights throughout the world.

     "DEPOSIT ACCOUNT" means any "deposit account" as such term is defined in
Section 9105(e) of the UCC, and should include, without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of Grantor, or in which Grantor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including Bank) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

     "DOCUMENTS" means any "documents," as such term is defined in Section 9105(1)(f) of the UCC, now owned or hereafter acquired by Grantor.

     "EQUIPMENT" means any "equipment," as such term is defined in Section 9109(2) of the UCC, now or hereafter owned or acquired by Grantor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, vehicles, computers and other electronic data-processing and any other office equipment of any nature whatsoever, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

     "FIXTURES" means "fixtures," as such term is defined in Section 9313(1)(a) of the UCC, now or hereafter owned or acquired by Grantor and, in any event, shall include, without limitation, regardless of where located, all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including, without limitation, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning and air cooling, refrigerating, food preparation, incinerating and power, loading and unloading, signs, escalators, elevators, boilers, communications, switchboards, sprinkler and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, together with all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

     "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all right, title and interest which Grantor may now or hereafter have in or under any Contract, all Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

     "INSTRUMENTS" means any "instrument," as such term is defined in Section 9105(1)(i) of the UCC now owned or hereafter acquired by Grantor, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.


                                      Exhibit A

     "INTELLECTUAL PROPERTY" means all Copyrights, Patents, Trademarks, trade secrets, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records.

     "INVENTORY" means any "inventory," as such term is defined in Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by, Grantor and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property which are held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Grantor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Bank from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Grantor or is held by Grantor or by others for Grantor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

     "INVESTMENT PROPERTY" means any "investment property," as such term is defined in Section 9115(1)(f) of the UCC, now owned or hereafter acquired by Grantor, including, without limitation, a security, whether certificated or uncertificated, a security entitlement, a securities account, a commodity contract or a commodity account.

     "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Grantor.

     "LOAN ACCOUNT" shall have the meaning ascribed to it in the Loan Agreement.

     "LOAN DOCUMENTS" shall have the meaning ascribed to it in the Loan
Agreement.

     "PATENT LICENSE" means any of the following now owned or hereafter acquired by Grantor: any written agreement granting any right with respect to any invention on which a Patent is in existence.

     "PATENTS" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) letters patent of the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

     "PROCEEDS" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (d) any claim of Grantor against third parties (i) for past, present or future infringement


                                      Exhibit A
of any Patent or Patent License, (ii) for past, present or future infringement of any Copyright or Copyright License, (iii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (e) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or any Contract.

     "TRADEMARK LICENSE" means any written agreement granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

     "TRADEMARKS" means any of the following now owned or hereafter acquired by
Grantor: (a) any and all trademarks, trade names, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof (the "Marks"), (b) any reissues, extensions or renewals thereof, (c) the goodwill of the business symbolized by or associated with Marks, (d) income, royalties, damages and payments now and hereafter due and/or payable with respect to Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement, misappropriation, or dilution, and (e) rights to sue for past, present and future infringements of Marks.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Bank's security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.


                                      Exhibit A

                                     EXHIBIT B

                  LOCATION OF COLLATERAL NOT IN BANK'S POSSESSION

1.   25 Orinda Way, Orinda, California 94563.

2. PLEASE ADD OTHER ADDRESS LOCATIONS, IF ANY. IF NONE, PLEASE INDICATE "NONE" BELOW:





                                      Exhibit B

                    COLLATERAL ASSIGNMENT AS COLLATERAL, PATENT
                          MORTGAGE AND SECURITY AGREEMENT

     THIS COLLATERAL ASSIGNMENT AS COLLATERAL, PATENT MORTGAGE AND SECURITY AGREEMENT is made as of July 29, 1998 ("SECURITY AGREEMENT"), by and between INTRAWARE, INC., a Delaware corporation ("DEBTOR"), and IMPERIAL BANK ("BANK").

                                       RECITALS

     A. Bank has agreed to lend to Debtor certain funds (the "LOAN"), and Debtor desires to borrow such funds from Bank pursuant to the terms of a Loan Agreement dated of even date herewith (as the same may be modified, amended, supplemented, restated or superceded from time to time, the "LOAN AGREEMENT"). Terms not defined herein shall the meanings ascribed to them in the General Security Agreement.

     B. In order to induce Bank to make the Loan, Debtor has agreed to assign as collateral certain intangible property to Bank for purposes of securing the obligations of Debtor to Bank.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. COLLATERAL ASSIGNMENT, PATENT MORTGAGE AND GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance of all of Debtor's present or future indebtedness, obligations and liabilities to Bank, including, without limitation, such indebtedness, obligations and liabilities under the Loan Agreement and the other documents executed in connection therewith (as the same may be modified, amended, supplemented, restated or superceded from time to time, collectively, the "LOAN DOCUMENTS"), Debtor hereby assigns as collateral, transfers, conveys and grants a security interest and mortgage to Bank, as security, in and to Debtor's entire right, title and interest in, to and under the following, now or hereafter existing, created, acquired or held by Debtor (all of which shall collectively be called the "COLLATERAL"):

          (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, including, without limitation, those set forth on EXHIBIT A attached hereto and incorporated herein by this reference (collectively, the "COPYRIGHTS").

          (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products;

          (c)  Any and all design rights which may be available to Debtor;

          (d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, those set forth on EXHIBIT B attached hereto and incorporated herein by this reference (collectively, the "PATENTS");

          (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of


                                          1.

Debtor connected with and symbolized by such trademarks, including, without limitation, those set forth on EXHIBIT C attached hereto and incorporated herein by this reference (collectively, the "TRADEMARKS");

          (f) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          (g) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

          (h) All amendments, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

          (i) All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

     THE INTEREST IN THE COLLATERAL BEING ASSIGNED HEREUNDER SHALL NOT BE CONSTRUED AS A CURRENT ASSIGNMENT, BUT AS A CONTINGENT ASSIGNMENT TO SECURE ALL OF DEBTOR'S PRESENT OR FUTURE INDEBTEDNESS, OBLIGATIONS AND LIABILITIES TO BANK, INCLUDING, WITHOUT LIMITATION, SUCH INDEBTEDNESS, OBLIGATIONS AND LIABILITIES UNDER THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     2. AUTHORIZATION AND REQUEST. Debtor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Security Agreement.

     3. COVENANTS AND WARRANTIES. Debtor represents, warrants, covenants and agrees as follows:

          (a) Debtor is now the sole owner of the Collateral, except for non-exclusive licenses granted by Debtor to its customers in the ordinary and normal course of business as now conducted;

          (b) Performance of this Security Agreement does not conflict with or result in a breach of any agreement to which Debtor is a party or by which Debtor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this Security Agreement constitutes as assignment;

          (c) During the term of this Security Agreement, Debtor will not sell, transfer, assign or otherwise encumber any interest in the Collateral, except for (i) non-exclusive licenses granted by Debtor in the ordinary and normal course of its business as now conducted or as set forth in this Security Agreement and (ii) subject to Debtor's execution of appropriate documents, in form acceptable to Bank, to perfect or continue the perfection of Bank's interest in the Collateral, transfers to affiliates of Debtor;

          (d) To its knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

          (e) Debtor shall promptly advise Bank of any material changes in the composition of the Collateral, including but not limited to any subsequent ownership right of Debtor in or to any Copyright, Patent or Trademark not specified in this Security Agreement;


                                          2.

          (f) Debtor shall (i) protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (ii) use its best efforts to detect infringements of the Copyrights, Patents and Trademarks and promptly advise Bank in writing of material infringements detected and (iii) not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Debtor determines that reasonable business practices suggest that abandonment is appropriate;

          (g) Debtor shall promptly register the most recent version of Debtor's material Copyrights, if not so already registered, as Bank may reasonably request from time to time based on its review of the Quarterly Report (as hereinafter defined) and shall, from time to time, execute and file such other instruments, and take such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank's interest in the Collateral;

          (h) This Security Agreement creates, and in the case of after acquired Collateral, this Security Agreement will create at the time Debtor first has rights in such after acquired Collateral, in favor of Bank a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of all present or future indebtedness, obligations and liabilities of Debtor to Bank, including, without limitation, such indebtedness, obligations and liabilities under the Loan Agreement and the other Loan Documents, upon making the filings referred to in
SECTION 3(i) below, subject only to Permitted Liens (as defined in the Loan Agreement);

          (i) To its knowledge, except for, and upon, the filings with, as applicable, (1) the United States Patent and Trademark office with respect to the Patents and Trademarks, (2) the Register of Copyrights with respect to the Copyrights and (3) the UCC Division of the California Secretary of State, necessary to perfect the security interests and assignment as collateral created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (a) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by Debtor in the United States or (b) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder;

          (j) All information heretofore, herein or hereafter supplied to Bank by or on behalf of Debtor with respect to the Collateral is accurate and complete in all material respects;

          (k) Debtor shall not enter into any agreement that would materially impair or conflict with Debtor's obligations hereunder without Bank's prior written consent, which consent shall not be unreasonably withheld. Debtor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Debtor's rights and interests in any property included within the definition of the Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts; and

          (l) Upon any executive officer of Debtor obtaining actual knowledge thereof, Debtor will promptly notify Bank in writing of any event that materially adversely affects the value of any Collateral, the ability of Debtor to dispose of any Collateral or the rights and remedies of Bank in relation thereto, including the levy of any legal process against any of the Collateral.

     4. BANK'S RIGHTS. Bank shall have the right, but not the obligation, to take, at Debtor's sole expense, any actions that Debtor is required under this Security Agreement to take but which Debtor fails to take, after fifteen (15) days' notice to Debtor. Debtor shall reimburse and indemnify Bank for all


                                          3.

reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this SECTION 4.

     5. INSPECTION RIGHTS. Debtor hereby grants to Bank and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Debtor, any of Debtor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Debtor and as often as may be reasonably requested.

     6.   FURTHER ASSURANCES; ATTORNEY IN FACT.

          (a) On a quarterly basis, Debtor agrees to deliver to Bank a report, in form acceptable to Bank and certified by an officer of Debtor, which lists all Copyrights, Patents and Trademarks that are material to the operation of Debtor's business on an on-going basis, and in which Bank does not already have a perfected security interest (the "QUARTERLY REPORT"); PROVIDED, HOWEVER, Debtor may provide a general description of the Copyrights by type. Based upon review of the Quarterly Report, Bank shall, in its reasonable discretion, identify which Copyrights, Patents and Trademarks it deems material to the operation of Debtor's business on an on-going basis or the value of the Collateral.

          (b) On a continuing basis, Debtor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be necessary or advisable, or as reasonably requested by Bank, to perfect Bank's security interest in all Copyrights, Patents and Trademarks, which Bank reasonably identifies pursuant to SECTION 6(a) above as material to the operation of Debtor's business on an on-going basis or the value of the Collateral, and otherwise to carry out the intent and purposes of this Security Agreement, or for assuring and confirming to Bank the grant or perfection of a security interest in all Collateral.

          (c) Debtor hereby irrevocably appoints Bank as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, from time to time in Bank's discretion, to take any action and to execute any instrument which Bank may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement, including (i) to modify, in its reasonable discretion, this Security Agreement without first obtaining Debtor's approval of or signature to such modification by amending Exhibit A, Exhibit B or Exhibit C hereof, as appropriate, to include reference to any material right, title or interest in any Copyrights, Patents or Trademarks acquired by Debtor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Debtor no longer has or claims any right, title or interest,
(ii) to file, in its reasonable discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Debtor where permitted by law and (iii) after the occurrence and during the continuance of an Event of Default, to transfer the Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code.


                                          4.

     7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Security Agreement:

          (a) An Event of Default (as defined in the Loan Agreement) occurs under the Loan Agreement or any of the other Loan Documents (as defined in the Loan Agreement); or

          (b) Debtor breaches any warranty or agreement in any material respect made by Debtor in this Security Agreement and, as to any breach that is capable of cure, Debtor fails to cure such breach within fifteen (15) days of the occurrence of such breach if notice thereof has been given to Debtor.

     8. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including, without limitation, the right to require Debtor to assemble the Collateral and any tangible property in which Bank has a security interest and to make it available to Bank at a place designated by Bank. Bank shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence and during the continuance of an Event of Default. Debtor will pay any expenses (including reasonable attorneys' fees) incurred by Bank in connection with the exercise of any of Bank's rights hereunder, including, without limitation, any expense incurred in disposing of the Collateral. All of Bank's rights and remedies with respect to the Collateral shall be cumulative.

     9. INDEMNITY. Debtor agrees to defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following or consequential to transactions between Bank and Debtor, whether under this Security Agreement or otherwise (including, without limitation, reasonable attorneys' fees and reasonable expenses), except for losses arising from or out of Bank's gross negligence or willful misconduct.

     10. REASSIGNMENT. At such time as Debtor shall completely satisfy all of the obligations secured hereunder, Bank shall execute and deliver to Debtor all deeds, assignments as collateral and other instruments as may be necessary or proper to revest in Debtor full title to the property assigned as collateral hereunder, subject to any disposition thereof which may have been made by Bank pursuant hereto.

     11. NO FAILURE OR DELAY. No failure or delay on the part of Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

     12. ATTORNEYS' FEES. If any action relating to this Security Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements.

     13. AMENDMENTS. This Security Agreement may be amended only by a written instrument signed by both parties hereto.

     14. COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such Security Agreement shall become effective upon


                                          5.

the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Debtor and Bank.

     15. JUDICIAL REFERENCE. The terms and provisions of SECTION 15 of the Loan Agreement are incorporated herein by this reference and made a part hereof.

     16. GOVERNING LAW; JURISDICTION; JURY WAIVER. This Security Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Debtor and Bank consent to the exclusive jurisdiction of any state or federal court located in Santa Clara County, California. DEBTOR AND BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT AND ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

     17. CONFLICT. In the event of a conflict between any term and/or provision contained in this Security Agreement with any term and/or provision contained in the General Security Agreement (as defined in the Loan Agreement), the term and/or provision of this Security Agreement shall govern.

     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the day and year first above written.

BANK                                    DEBTOR

IMPERIAL BANK                           INTRAWARE, INC.,
                                        a Delaware corporation

By: /s/ Sunita R. Patel                 By: /s/ Donald Freed
   ----------------------------            --------------------------------
     Sunita R. Patel                         Donald Freed
     Assistant Vice President                Executive Vice President and
                                             Chief Financial Officer

ADDRESS OF BANK                         ADDRESS OF DEBTOR

226 Airport Parkway                     25 Orinda Way
San Jose, California 95110              Orinda, California  94563
                                        Attention:  Donald Freed
WITH A COPY TO:

2460 Sand Hill Road, Suite 102
Menlo Park, California 94025
Attention:  Sunita Patel


                                          6.

                                     EXHIBIT A

                                     COPYRIGHTS

1.   REGISTERED:  List titles below or indicate "None"



                                     see attached




2.   UNREGISTERED:  List titles below or indicate "None"



                                     see attached




3. APPLICATIONS IN PROCESS: List titles, applicable dates, application numbers, etc. below or indicate "None"




                                     see attached




                                      Exhibit A

                                     EXHIBIT B

                        U.S. PATENTS AND PATENT APPLICATIONS

                       (List titles below or indicate "None")

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   PATENT        PENDING                   TITLE               ISSUE    FILING
    NO.      APPLICATION NO.                                   DATE      DATE


--------------------------------------------------------------------------------
                                 see attached
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                      Exhibit B

                                     EXHIBIT C

                     U.S. TRADEMARKS AND TRADEMARK APPLICATIONS


                       (List marks below or indicate "None")

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
REGISTRATION      PENDING                 MARK            REGISTRATION FILING
    NO.         APPLICATION                                   DATE      DATE
                    NO.

--------------------------------------------------------------------------------
                                 see attached
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


UNREGISTERED TRADEMARKS:   List marks below or indicate "None."


                                      Exhibit C
                                     Page 1 of 1

6. The corporation owns the following domestic and foreign registered and applied for trademarks, tradenames and service marks:


     Trademarks, Tradenames, or Service Marks   Registration or Application No.
     ----------------------------------------   -------------------------------
Intraware Trademark Application in the
European Community                                         pending

  VirtualExpress   Trademark Application
in US                                                  S/N's: 75/429,571


7. The corporation owns the following domestic and foreign copyrights and copyright registrations:


     Description of Copyright               Registration or Application No.
     ------------------------               -------------------------------
     Compariscope Content                         TX 4-716-466
                                                  effective 5/8/98


8. The corporation anticipates that it may apply to register the following domestic or foreign patents within the next year:

     Brief Description of Patent
     ---------------------------

               None

9. The corporation anticipates that it may apply to register the following domestic or foreign trademarks, tradenames or service marks within the next year:

     Trademarks, Tradenames or Service Marks
     ---------------------------------------

     Trademarks - Radarscope U.S.

                         SubscribNet - Foreign (European Community)
                         Compariscope - Foreign (European Community)

10. The corporation anticipates that it may apply to register the following domestic or foreign copyrights and copyright registrations within the next year:

     Description of Copyright
     ------------------------

     Quarterly Copyrights of Compariscope

11.  The corporation's federal employer I.D. number is:  68-0389976
                                                       -----------------------


                                          2.

6.   continued

Compariscope Trademark Application in US               S/N's:  75/429, 528

SubscribNews Trademark Application in US               S/N's:  75/429, 171

ExtraDocs Trademark Application in US                  S/N's:  75/429, 148

IntraLease Trademark Application in US                      75/359,462

intraware.shop Trademark Application in US                    pending


     SubscribNet                                            75/247,313